Exhibit 10.1

April 11,2005

Geoffrey Boyd

Chief Financial Officer

Eschelon Telecom, Inc.

730 Second Avenue South

Suite 900

Minneapolis, MN 55402-2456

Dear Mr. Boyd:

Your existing service agreement expired on March 31, 2005 and we are extending the termination language in that agreement for another two (2) years or through April 30, 2007.

In the event that your employment with Eschelon Telecom, Inc. is terminated without cause anytime before April 30, 2007, the Company will continue your salary and medical payments for a period of one (1) year beyond termination.  Additionally, Eschelon will accelerate the vesting of options by one (1) year in such event.  The obligations imposed on you as an Officer of Eschelon Telecom, Inc. with respect to confidentiality, non-disclosure, and non-solicitation shall continue notwithstanding the termination of the employment relationship between the parties.

Accepted and Agreed:

By:	/s/ Richard A. Smith	By:	/s/ Cliff D. Williams
	Richard A. Smith		Cliff D. Williams
	President & Chief Executive Officer		Chairman & Founder

Accepted and Agreed

By:	/s/ Geoffrey M. Boyd
Geoffrey M. Boyd
Chief Financial Officer